Exhibit 99.1

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2025

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Condensed Consolidated Statements of Financial Position	2

Condensed Consolidated Statements of Profit or Loss	3

Condensed Consolidated Statements of Equity	4

Condensed Consolidated Statements of Cash Flows	5-6

Notes to Interim Condensed Consolidated Financial Statements	7-14

- - - - - - - - - - - - - - - - - - -

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,		December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,976	$19,779	$55,856
Financial assets at fair value through profit or loss	13,154	11,950	13,154
Rents and other receivables, net	3,049	3,117	2,201
Prepaid expenses and other assets	5,597	7,836	4,179
Due from associate	1,502	—	—
Restricted cash	24,185	15,973	25,486
	70,463	58,655	100,876
NON-CURRENT ASSETS
Investment properties	1,157,476	1,451,772	1,157,945
Property plant and equipment - hotel, net	33,355	36,900	33,624
Goodwill	949	949	949
Investment in joint ventures	175,508	159,860	177,375
Restricted cash	15,083	11,899	16,890
	1,382,371	1,661,380	1,386,783
TOTAL ASSETS	$1,452,834	$1,720,035	$1,487,659

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable	$171,030	$163,595	$157,316
Bonds payable	104,421	105,244	20,653
Accounts payable and accrued liabilities	21,939	24,774	27,996
Due to affiliate	21,361	11,702	12,660
Other liabilities	17,048	19,388	18,516
	335,799	324,703	237,141

NON-CURRENT LIABILITIES
Notes payable, net	372,310	474,768	388,582
Bonds payable, net	188,483	191,605	298,741
Lease obligation	9,354	9,201	8,912
Other liabilities	25,314	14,462	26,380
	595,461	690,036	722,615
TOTAL LIABILITIES	931,260	1,014,739	959,756

EQUITY
Owner's net equity	517,521	694,606	523,989
Non-controlling interests	4,053	10,690	3,914
TOTAL EQUITY	521,574	705,296	527,903
TOTAL LIABILITIES AND EQUITY	$1,452,834	$1,720,035	$1,487,659
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

May 28, 2025	/s/ Ryan Schluttenhofer	/s/ Jodi Kremerman	/s/ Keith David Hall
Date of approval of	Schluttenhofer, Ryan	Kremerman, Jodi	Hall, Keith David
financial statements	Chief Accounting Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Three months ended March 31,		Year ended December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands
Revenues and other income:
Rental income	$26,425	$28,726	$112,567
Tenant reimbursements	3,008	3,121	11,672
Hotel revenues	2,885	2,804	9,061
Other operating income	464	472	1,899
Total revenues and other income	32,782	35,123	135,199

Expenses:
Operating, maintenance, and management fees	(11,678)	(11,288)	(48,572)
Real estate taxes and insurance	(5,481)	(6,476)	(23,410)
Hotel expenses	(1,737)	(1,876)	(6,877)
Total expenses	(18,896)	(19,640)	(78,859)
Gross profit	13,886	15,483	56,340

Fair value adjustment of investment properties, net	(2,545)	(51,800)	(123,140)
Depreciation	(274)	(280)	(1,178)
Equity in loss of unconsolidated joint ventures	(1,867)	(4,356)	(49,226)
Asset management fees	(3,665)	(4,102)	(15,622)
Impairment loss - hotel	—	(3,454)	(6,400)
General and administrative expenses	(1,598)	(1,758)	(7,425)
Operating profit (loss)	3,937	(50,267)	(146,651)
Finance expenses, net	(16,143)	(16,773)	(71,892)
Foreign currency transaction gain (loss), net	5,984	3,913	(3,156)
Other income	843	455	1,764
Finance loss from financial assets at fair value through profit or loss	—	(15,272)	(11,995)
Loss on extinguishment of debt	—	—	(6,033)
Net loss before income taxes	$(5,379)	$(77,944)	$(237,963)
Income tax provision	(890)	—	(10,000)
Net loss	$(6,269)	$(77,944)	$(247,963)

Net loss attributable to owner	$(6,468)	$(77,560)	$(243,177)
Net income (loss) attributable to non-controlling interests	199	(384)	(4,786)
Net loss	$(6,269)	$(77,944)	$(247,963)
Total comprehensive loss	$(6,269)	$(77,944)	$(247,963)
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of January 1, 2025	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903
Net (loss) income	—	(6,468)	—	(6,468)	199	(6,269)
Total comprehensive (loss) income	—	(6,468)	—	(6,468)	199	(6,269)
Noncontrolling interests distribution	—	—	—	—	(60)	(60)
Balance as of March 31, 2025	$693,554	$(219,107)	$43,074	$517,521	$4,053	$521,574

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of January 1, 2024	$693,554	$35,538	$43,074	$772,166	$10,724	$782,890
Net loss	—	(77,560)	—	(77,560)	(384)	(77,944)
Total comprehensive loss	—	(77,560)	—	(77,560)	(384)	(77,944)
Noncontrolling interests’ contributions	—	—	—	—	350	350
Balance as of March 31, 2024	$693,554	$(42,022)	$43,074	$694,606	$10,690	$705,296

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited
	U.S. dollars in thousands
Balance as of January 1, 2024	$693,554	$35,538	$43,074	$772,166	$10,724	$782,890
Net loss	—	(243,177)	—	(243,177)	(4,786)	(247,963)
Total comprehensive loss	—	(243,177)	—	(243,177)	(4,786)	(247,963)
Distributions to owner	—	(5,000)	—	(5,000)	—	(5,000)
Non-controlling interest contributions	—	—	—	—	584	584
Non-controlling interests distributions	—	—	—	—	(2,608)	(2,608)
Balance as of December 31, 2024	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,		Year ended December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net loss	$(6,269)	$(77,944)	$(247,963)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in loss of joint ventures, net	1,867	4,356	49,226
Fair value adjustment on investment properties, net	2,545	51,800	123,140
Depreciation	274	280	1,178
Deferred rent	484	(35)	(859)
Credit loss on financial assets	684	406	2,682
Finance expenses	16,143	16,773	71,892
Foreign currency transaction (loss) gain, net	(5,984)	(3,913)	3,156
Other income	(842)	(455)	(1,764)
Finance loss from financial assets at fair value through profit or loss	—	15,272	11,995
Impairment loss - hotel	—	3,454	6,400
Income tax provision	890	—	10,000
Loss on extinguishment of debt	—	—	6,033
	9,792	9,994	35,116
Changes in assets and liabilities:
Restricted cash	4,405	13,715	(154)
Rents and other receivables, net	(1,532)	(332)	(1,517)
Prepaid expenses and other assets	(1,421)	1,296	485
Accounts payable and accrued liabilities	(3,157)	(3,620)	(1,697)
Due to affiliates	701	2,839	4,676
Other liabilities	(793)	(4,062)	7,264
	(1,797)	9,836	9,057
Net cash provided by operating activities	7,995	19,830	44,173

Cash Flows from Investing Activities:
Improvements to investment properties	(4,265)	(9,862)	(27,512)
Proceeds from sales of investment properties, net	1,351	1,498	242,347
Advance to associate	(1,502)	—	—
Funding for development obligations	(1,855)	(2,250)	(11,540)
Other income received	842	630	1,764
Taxes paid related to sales of investment properties	—	—	(10,000)
Contributions to joint ventures	—	(15,634)	(79,530)
Distribution of capital from joint venture	—	—	1,497
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	—	14,309	16,379
Purchase of interest rate caps	—	(941)	(1,447)
Proceeds from interest rate caps	—	1,478	2,813
Payments on foreign currency derivatives, net	—	(478)	(478)
Dividend income received from financial assets at fair value through profit or loss	—	78	81
Proceeds for development obligations	—	4	16,461
Net cash (used in) provided by investing activities	(5,429)	(11,168)	150,835
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Three months ended March 31,		Year ended December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands
Cash Flows from Financing Activities:
Principal payments on notes and bonds payable	$(24,397)	$(108,996)	$(348,667)
Payments on deferred financing costs and extinguishment of debt	(167)	(1,422)	(9,813)
Interest paid	(19,055)	(16,095)	(60,399)
Proceeds from loan from owner	8,000	—	—
Noncontrolling interests’ distributions	(60)	—	(2,608)
Release of restricted cash for debt service obligations	282	20,556	13,962
Noncontrolling interests’ contributions	—	350	584
Proceeds from notes and bonds payable	—	21,562	179,787
Distributions to owner	—	(675)	(6,554)
Net cash used in financing activities	(35,397)	(84,720)	(233,708)
Effect of exchange rate changes on cash and cash equivalents	(49)	745	(536)
Net decrease in cash and cash equivalents	(32,880)	(75,313)	(39,236)
Cash and cash equivalents, beginning of period	55,856	95,092	95,092
Cash and cash equivalents, end of period	$22,976	$19,779	$55,856

Supplemental Disclosure of Noncash Activities:

Accrued development obligations	$9,644	$8,967	$12,135
Asset management fee reimbursement payable to owner	$13,938	$9,284	$12,006
Deposit applied to sale of investment property	$—	$—	$9,472
Distribution payable to owner	$—	$1,075	$—
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:    GENERAL INFORMATION

a.These financial statements have been prepared in a condensed format as of March 31, 2025, and for the three months period then ended ("interim condensed consolidated financial statements"). These interim condensed consolidated financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2024, and for the year then ended and the accompanying notes ("annual financial statements").

The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate equity securities. The Company has three reporting segments: 1) strategic opportunistic properties 2) residential homes and 3) hotel.

As of March 31, 2025, the Company consolidated nine office complexes, encompassing, in the aggregate, approximately 3.2 million rentable square feet and these properties were 66% occupied. In addition, the Company owned one residential home portfolio consisting of 2,083 residential homes, and one apartment property containing 609 units, which were 93% and 91% occupied, respectively. The Company also owned one hotel property with 196 rooms, four investments in undeveloped land with approximately 247 developable acres, and one office/retail development property, three investments in unconsolidated joint ventures and one financial asset at fair value through profit or loss.

Due to elevated interest rates, the Company may experience restrictions in liquidity based on certain financial covenant requirements, the Company’s inability to refinance maturing debt in part or in full as it comes due and higher debt service costs and reduced yields relative to cost of debt. If the Company is unable to find alternative credit arrangements or other funding in a high interest environment, the Company’s business needs may not be adequately met. Based on interest rates as of March 31, 2025, if interest rates were 100 basis points higher or lower during the three months ending March 31, 2025, the annualized interest expense on our variable rate debt would increase or decrease by $2.8 million and $3.1 million, respectively.

In addition, tenants and potential tenants of the Company’s properties may be adversely impacted by inflation and rising interest rates, which could negatively impact the Company’s tenants’ ability to pay rent and the demand for the Company’s properties. Such adverse impacts on the Company’s tenants may cause increased vacancies, which may add pressure to lower rents and increase the Company’s expenditures for re-leasing.

b.    As of March 31, 2025, the Company had a working capital shortfall amounting to $265.3 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. In addition, on January 31, 2026, the Company has a principal repayment of Series B bonds amounting to $104.4 million and related interest of $2.3 million. The Company has positive cash flow from operations and intends to refinance, execute options to extend or pay down as they come due or issue another bond series and loans and does not anticipate any challenges in refinancing such loans given the Company’s relationship with third-party lenders and its past experience placing debt on its properties. In addition, the Company expects to generate cash flow from additional asset sales and financial securities during 2025. There are no limitations on the Company’s ability to withdraw funds from the Company’s subsidiaries. Accordingly, and based on the projected cash flow prepared by management under various scenarios, the Company and the board of directors expect to generate the resources necessary to repay existing and expected liabilities of the Company in the foreseeable future.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

c.    In March 2025, S&P Global Ratings Maalot announced an update to the rating for the Series B and D bonds from to ilA+ to ilA and the Series C bonds from ilAA to ilAA-. As a result of the downgrades, the annual interest rate for the Series B and D bonds increased to 4.43% and 10.0%, respectively. According to the Deed of Trust of Series C there was no change in the interest rate. Additionally, as a result of not meeting December 31, 2024 minimum equity covenants for the Series D bonds, the annual interest rate is increased by 0.50% to 10.50%.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICY

Basis of presentation of the interim condensed consolidated financial statements:

The interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

NOTE 3:    INVESTMENT IN JOINT VENTURES

As of March 31, 2025, the Company’s investment in joint ventures was composed of the following (dollars in thousands):

	Properties as of March 31, 2025			Investment Balance as of
				March 31,		December 31, 2024
				2025	2024
Joint Venture		Location	Ownership %	(Unaudited)		(Audited)
110 William Joint Venture	1	New York, New York	(1)	$140,773	$123,434	$142,899
Pacific Oak Opportunity Zone Fund I	4	Various	47.0%	34,735	36,426	34,476
353 Sacramento Joint Venture (2)	1	San Francisco, California	55.0%	—	—	—
				$175,508	$159,860	$177,375
_____________________
(1)As of December 31, 2024, the Company owned 77.5% of preferred interest and 100% of common interest in the 110 William Joint Venture.
(2)The Company’s investment in the 353 Sacramento Joint Venture is limited to the investment balance and the Company does not guarantee any debt or other obligations associated with the joint venture.

The equity in profit (loss) of joint ventures for the three months ended March 31, 2025 and 2024 and the year ended December 31, 2024 was as follows (in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31,		Year ended December 31, 2024
	2025	2024
	(Unaudited)		(Audited)
110 William Joint Venture	$(2,126)	$(4,713)	$(49,066)
Pacific Oak Opportunity Zone Fund I	259	357	(160)
Equity in loss of unconsolidated joint ventures	$(1,867)	$(4,356)	$(49,226)

110 William Joint Venture:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands):

	March 31,		December 31,
	2025	2024	2024
	(Unaudited)		(Audited)
Current assets	$8,245	$8,787	$8,676
Non-current assets (investment property)	492,095	390,864	464,900
Current liabilities	31,661	3,496	23,824
Non-current liabilities	302,048	248,592	277,558

Equity	166,631	147,563	172,194

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$140,773	$123,434	$142.899

	Three months ended March 31,		Year ended December 31,
	2025	2024	2024
	(Unaudited)		(Audited)
Revenues	$3,582	$4,086	$15,890
Gross loss	(1,089)	(3)	(93)
Operating (loss) profit *)	(698)	24	(24,854)
Net loss *)	(5,563)	(4,583)	(43,834)
Share of equity in loss from joint venture (Based on the waterfall mechanism)	(2,126)	(4,713)	(49,066)
*) Includes revaluation of investment properties	$(424)	$—	$(24,748)

Pacific Oak Opportunity Zone Fund I:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak Opportunity Zone Fund 1, LLC (100%) (in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three months ended March 31,		December 31,
	2025	2024	2024
	(Unaudited)		(Audited)
Current assets	$2,265	$2,368	$1,970
Non-current assets (investment property)	129,132	127,461	129,133
Current liabilities	786	1,931	828
Non-current liabilities	57,782	51,002	57,837

Equity	72,829	76,896	72,438

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$34,735	$36,426	$34,476

	Three months ended March 31,		Year ended December 31,
	2025	2024	2024
	(Unaudited)		(Audited)
Revenues	$2,138	$2,283	$9,184
Gross profit	1,333	1,858	7,687
Operating profit *)	1,223	1,235	1,915
Net profit (loss) *)	548	831	(479)
Share of equity in profit (loss) from joint venture (Based on the waterfall mechanism)	259	357	(160)
*) Includes revaluation of investment properties	$—	$361	$(1,359)

The Company does not attach the financial statements related to the investment in joint ventures, as the reports do not add more information to the contained above.

NOTE 4:    FINANCIAL INSTRUMENTS

The following were the fair values of the Company’s financial instruments as of March 31, 2025 and 2024, and December 31, 2024 (in thousands):

	March 31,		December 31,
	2025	2024	2024
	Unaudited		Audited
Notes payable	$538,889	$631,653	$540,191
Series Bonds	$269,045	$304,552	$329,141

The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of March 31, 2025, the Company was in compliance with all covenants under the deed of trust of the Series B bonds; (i) Consolidated Equity Capital of the Company as of March 31, 2025 was $517.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 69%; (iii) the

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Adjusted NOI was $54.3 million for the trailing twelve months ended March 31, 2025; and (iv) the consolidated scope of projects was $0 as of March 31, 2025.
The Series C bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) and the Loan to Collateral Ratio shall not exceed a rate of 75%. As of March 31, 2025, the Company was in compliance with all covenants under the deed of trust of the Series C bonds; (i) Consolidated Equity Capital of the Company as of March 31, 2025 was $517.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 69%; (iii) and the Loan to Collateral Ratio as of March 31, 2025 was 49%.
The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million. As of March 31, 2025, the Company was in compliance with all covenants under the deed of trust of the Series D bonds; (i) Consolidated Equity Capital of the Company as of March 31, 2025 was $517.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 69%; (iii) and the Adjusted NOI was $54.3 million for the trailing twelve months ended March 31, 2025.
The Company's investments in real estate equity securities are carried at their estimated fair value based on quoted market prices (Level 1) for the securities. Unrealized gains and losses are reported in finance loss from financial assets at fair value through profit or loss.

NOTE 5:    SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker ("CODM") to make decisions about resources to be allocated and asses its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM. The selected financial information for the reporting segments as of and for the three months ended March 31, 2025 and 2024 and as of and the year ended December 31, 2024 is as follows (in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	March 31, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Investment properties	$763,375	$394,101	$—	$1,157,476
Property plant and equipment - hotel, net	$—	$—	$33,355	$33,355
Total assets	$1,008,601	$407,833	$36,400	$1,452,834
Total liabilities	$710,236	$197,344	$23,680	$931,260

	Three months ended March 31, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Total revenues and other income	$20,825	$9,072	$2,885	$32,782
Gross profit	$9,896	$2,842	$1,148	$13,886
Finance expenses, net	$13,309	$2,281	$553	$16,143

	March 31, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Investment properties	$1,051,423	$400,349	$—	$1,451,772
Property plant and equipment - hotel, net	$—	$—	$36,900	$36,900
Total assets	$1,262,730	$410,789	$46,516	$1,720,035
Total liabilities	$787,098	$201,670	$25,971	$1,014,739

	Three months ended March 31, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Total revenues and other income	$23,163	$9,156	$2,804	$35,123
Gross profit	$10,289	$4,266	$928	$15,483
Finance expenses, net	$13,833	$2,370	$570	$16,773

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Audited)
Investment properties	$762,350	$395,595	$—	$1,157,945
Property plant and equipment - hotel, net	$—	$—	$33,624	$33,624
Total assets	$1,043,333	$408,875	$35,451	$1,487,659
Total liabilities	$737,527	$198,764	$23,465	$959,756

	Year ended December 31, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Audited)
Total revenues and other income	$90,938	$35,200	$9,061	$135,199
Gross profit	$38,015	$16,141	$2,184	$56,340
Finance expenses, net	$60,252	$9,371	$2,269	$71,892

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Series B Bond Payment

In January 2025, the Company made a principal installment payment of 75.3 million Israeli new Shekels ($21.0 million as of January 31, 2025) in connection with the Company’s Series B bonds. Subsequent to this installment payment, one Series B Bond installment remain, due on January 31, 2026.

Loan Agreement

In February 2025, the Company entered into an $8.0 million unsecured loan agreement with Pacific Oak Strategic Opportunity Limited Partnership, the Company’s sole owner. The loan carries an annual interest rate of 12% and has a maturity in May 2025, with an available 90-day extension exercisable by the Company.

NOTE 7:    SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the interim condensed consolidated financial statements are issued.

Crown Pointe Mortgage Loan

On April 21, 2025, in light of the decision of the Company to market and sell the property, the borrowing company and the current lender in the property entered into a forbearance agreement in which the parties agreed to postpone the final repayment date of the loan in the amount of $54.7 million until September 2025 with the possibility of an additional extension, at the sole discretion of the lender, until December 2025.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As part of the aforesaid agreement, it was agreed that during the term of the agreement, the expiration of the final repayment date would not constitute an event of default of the loan, that the borrowing company would pay the monthly interest payments in accordance with the provisions of the loan agreement, and that a cash sweep mechanism would be activated.

110 William Joint Venture Loan

On May 9, 2025, the 110 William Joint Venture entered into a loan agreement for $21.0 million, of which $13.4 million was funded at closing. The loan has an initial maturity date of July 5, 2026 with two annual extensions available and has an annual interest rate of one-month SOFR plus 15.0%. Additionally, subsequent to March 31, 2025, the 110 William Joint Venture successfully delivered a tranche of office space to a major tenant and as a result, was entitled to a lump sum payment of $15.3 million from the tenant.

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